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
                              BALDWIN & LYONS, INC.

                              FORM 10-Q, EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE

                                                  THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                     SEPTEMBER 30                           SEPTEMBER 30
                                          -----------------------------------    ------------------------------------
                                               2006                2005               2006                2005
                                          ---------------      --------------    ----------------    ----------------
BASIC:
   Average number of shares
      outstanding                             15,107,764          14,764,317          14,965,058          14,738,937
                                          ===============      ==============    ================    ================

      Net income                              $9,878,998          $4,651,400         $26,862,142         $24,196,750
                                          ===============      ==============    ================    ================

      Per share amount                              $.65                $.32              $ 1.79              $ 1.64
                                          ===============      ==============    ================    ================


DILUTED:
   Average number of shares
      outstanding                             15,107,764          14,764,317          14,965,058          14,738,937
   Dilutive stock options--based on
      treasury stock method using
      average market price                        22,697             108,854              48,107             114,934
                                          ---------------      --------------    ----------------    ----------------

      Totals                                  15,130,461          14,873,171          15,013,165          14,853,871
                                          ===============      ==============    ================    ================

      Net income                              $9,878,998          $4,651,400         $26,862,142         $24,196,750
                                          ===============      ==============    ================    ================

      Per share amount                              $.65                $.31              $ 1.79              $ 1.63
                                          ===============      ==============    ================    ================

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